                                                                    EXHIBIT 10.5


                                                                   DRAFT 10/8/96

                             TAX MATTERS AGREEMENT





                 THIS TAX MATTERS AGREEMENT ("Agreement") is made this __ day of ______________, 1996, by and among AMERISAFE, Inc., a Texas corporation ("AMERISAFE"), on its own behalf and on behalf of its direct and indirect subsidiaries other than Auto One, the Auto One Companies, MTInc., the MTInc. Companies, MTTFS and SUI (the "AMERISAFE Subsidiaries"); Auto One Acceptance Corporation, a Texas corporation ("Auto One"), on its own behalf and on behalf of its subsidiaries (the "Auto One Companies"); M.T. & Co., Inc., a Louisiana corporation ("MTInc."), on its own behalf and on behalf of its predecessors and subsidiaries (the "MTInc. Companies," which, for purposes of this agreement, shall include MOR-TEM Systems, Inc., the former parent corporation of MTInc.), Southern Underwriters, Inc., a Louisiana corporation ("SUI"), and Morris, Temple and Trent Financial Services, a Louisiana corporation ("MTTFS") (Auto One, the Auto One Companies, MTInc., the MTInc. Companies, SUI, and MTTFS collectively referred to herein as the "Distributed Companies").


                                    RECITALS

                 WHEREAS, Auto One, MTInc., SUI and MTTFS are wholly-owned subsidiaries of AMERISAFE;

                 WHEREAS, AMERISAFE intends to distribute all of the common stock of Auto One, MTInc., SUI and MTTFS to shareholders of AMERISAFE (the "Distribution");

                 WHEREAS, The Distributed Companies have been or will be included in Consolidated Tax Returns filed or to be filed by AMERISAFE on behalf of Parent's Group;

                 AND WHEREAS, the parties hereto desire to allocate responsibility for the payment of federal, state, local, and foreign Taxes attributable, allocable, or apportionable to AMERISAFE and/or the AMERISAFE Subsidiaries, and to the Distributed Companies, for the Period in which the Distribution occurs and for Periods prior and subsequent to such Period, provide for the consequences of Distribution Date adjustments of such Taxes, and agree as to related matters;

                 NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 As used herein the following terms, when capitalized, shall have the following meanings:

                 1.1 "Affiliated Group" shall mean an "affiliated group" as defined in section 1504(a) of the Code.

                 1.2 "Code" shall mean the Internal Revenue Code of 1986, as amended and as in effect from time to time, and any predecessor or successor thereto. A reference to any section of





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
the Code means such section as in effect from time to time and any comparable provision of any predecessor or successor law.

                 1.3 "Consolidated Income Tax Returns" shall mean all federal Tax Returns for Income Taxes which have been or will be filed by AMERISAFE on behalf of Parent's Group, and "Consolidated Income Taxes" shall mean the Taxes shown or required to be shown on such Tax Returns.

                 1.4 "Distribution Date" shall mean the date upon which the Company distributes the stock of the Distributed Subsidiaries, which date shall be two business days prior to the date requested by AMERISAFE for the acceleration of the effectiveness of its Registration Statement on Form S-1 (File No. 333-10099) with respect to its registered public offering of its Class A Common Stock (the "Offering") or such earlier date as may be agreed upon by the parties; provided that if the Distribution Date has not occurred prior to October 31, 1996, and the distributions of the stock of the Distributed Subsidiaries do not occur, the obligations of the parties hereto will terminate.

                 1.5 "Final Determination" shall mean, in the context of federal Income Taxes, with respect to any issue or item for any Period, (i) a final, unappealable decision by a court of competent jurisdiction, (ii) the expiration of the time for assessment of Taxes or filing a claim for refund or, if a refund claim has been timely filed, the expiration of the time for instituting suit in respect of such refund claim, if no further adjustment to the items of income, gain, deduction, loss, or





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credit for such Period may thereafter be made, (iii) the execution of a closing agreement under section 7121 of the Code, (iv) the acceptance by the IRS or its counsel of a tender pursuant to an offer in compromise pursuant to section 7122 of the Code, (v) the execution of a Form 870A or successor form or comparable form, or (vi) any other final and irrevocable determination of Taxes for any Period. In the context of other Taxes, "Final Determination" shall mean, with respect to any issue or item for any Period, any final, unappealable, and irrevocable determination of Taxes for such Period.

                 1.6 "IRS" shall mean the United States Internal Revenue Service or any successor thereto.

                 1.7 "Parent's Group" shall mean any Affiliated Group including AMERISAFE or any predecessor or successor thereof.

                 1.8 When used in the context of federal Income Taxes, "Period" shall mean any taxable year (and any portion thereof) or other period which is treated as a taxable year (including any Short Period) for purposes of the Code. When used in the context of any other Taxes, "Period" shall mean any taxable year (and any portion thereof) or other period with respect to which any such Taxes may be imposed under any applicable statute, rule, or regulation of any Taxing Authority.

                 1.9 "Regulations" shall mean the Treasury regulations in effect from time to time under the Code.

                 1.10 "Short Period" shall mean, with respect to the Distributed Companies, any Period beginning on January 1 of any





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year and ending at the end of the Distribution Date in the same year.

                 1.11 "State Income Taxes" shall mean all Taxes measured on or by income imposed by any State of the United States of America or political subdivision thereof and shall include State Taxes denominated or in the nature of franchise Taxes.

                 1.12 "Tax" and "Taxes" shall mean all income taxes (including federal income taxes, State income taxes, and foreign income taxes imposed under Subtitle A of the Code or similar laws of any taxing authority having effect prior to or on the Closing Date) (referred to herein as "Income Taxes"), payroll and employee withholding taxes (imposed under Chapters 21 through 24 of the Code or any similar or comparable payroll and employee withholding taxes (including disability withholding taxes imposed by the laws of any Taxing Authority) having effect prior to or on the Distribution Date), other domestic and foreign withholding taxes, sales and use taxes, excise taxes, real and personal property taxes, and any other governmental imposition generally referred to as or in the nature of a tax, whether arising before, on, or after the Distribution Date. Except as may be otherwise provided in Section 3.1(b) below, any reference in this Agreement to a particular type of Tax (or refund thereof) enumerated in this Section 1.12 shall also be deemed to refer to any interest, additions to Tax, or penalties payable in respect thereof.

                 1.13 "Tax Returns" shall mean all reports, estimates, information statements, and returns relating to, or required to





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be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any Taxing Authority.

                 1.14 "Taxing Authority" shall mean any federal, state, local, national, municipal, governmental, foreign or other body or agency having the power to impose or collect Taxes.


                                   ARTICLE II


                     PREPARATION OF RETURNS, CONTROVERSIES


                 2.1 Returns and Controversies--Consolidated Income Tax Returns and Estimates.

                 (a) Tax Returns and Payment. AMERISAFE shall have exclusive authority to report for Consolidated Income Tax purposes the operations of Parent's Group, including the operations of the Distributed Companies, for any Period ending at the end of or before the Distribution Date. Subject to the terms of this Agreement, AMERISAFE shall be responsible for the timely filing of, and shall be liable and shall indemnify the Distributed Companies for the full and timely payment of all amounts shown to be due on, Consolidated Income Tax Returns and estimates of Parent's Group for such Periods; provided, however, that Auto One shall be responsible for providing AMERISAFE with all information reasonably required by AMERISAFE with respect to the operations and assets of Auto One and the Auto One Companies, MTInc. shall be responsible for providing AMERISAFE with all information reasonably required by AMERISAFE with respect to the operations and assets of MTInc. and the MTInc. Companies, and SUI





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and MTTFS shall each be responsible for providing AMERISAFE with all information reasonably required by AMERISAFE with respect to their own operations and assets, on or before the date that is 45 days prior to the due date of any such filing or payment, so as to permit AMERISAFE to prepare and file such Consolidated Income Tax Returns and estimates and to pay such Consolidated Income Taxes and estimates on a timely basis. In calculating amounts to be shown as due on the Consolidated Income Tax Return which includes any Short Period, all items of each of the Distributed Companies (including items of each corporation triggered by reason of the Distribution) shall be taken into account in accordance with Regulations Section 1.1502-76(b) and no election shall be made under Regulations Section 1.1502-76(b)(2)(ii) or Regulations Section 1.1502-76(b)(2)(iii).

                 (b) Controversies. AMERISAFE shall have exclusive authority to represent the Distributed Companies before the IRS or any other governmental agency or authority or any court regarding Consolidated Income Taxes and estimates for Periods covered by Consolidated Income Tax Returns and estimates referred to in section 2.1(a) above, including, but not limited to,
(i) the exclusive control of any response to any examination by the IRS or any other taxing authority and (ii) the exclusive control over any contest of any issue through a Final Determination, including, but not limited to (A) whether and in what forum to conduct such contest and (B) whether and on what basis to settle such contest; provided, however, that if any such





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contest relates to an item of a Distributed Company, and such settlement would result in the Distributed Company becoming liable for increases to Consolidated Income Taxes allocable to it under Section 3.1(b), below, AMERISAFE shall not settle such item without first obtaining the written consent of the affected Distributed Company, which consent shall not be unreasonably withheld.

                 AMERISAFE shall timely notify Auto One, MTInc., SUI and/or MTTFS, as appropriate, of any correspondence and Tax controversies with any Taxing Authority relating to items of Auto One, any Auto One Company, MTInc., any MTInc. Company, SUI, and/or MTTFS, and will promptly provide such company with copies of all such correspondence. Subject to AMERISAFE's exclusive authority as provided for herein, Auto One, MTInc., SUI and MTTFS have the right to consult with AMERISAFE with respect to the handling of any such correspondence or controversies. Auto One, MTInc., SUI and MTTFS shall exercise such right, if at all, on a timely basis.

                 2.2      Returns and Controversies--All other Taxes.

                 (a) Tax and Information Returns. Except as otherwise provided herein or as the parties may otherwise agree, (i) Auto One shall have exclusive authority with regard to all Taxes of Auto One and the Auto One Companies, MTInc. shall have exclusive authority with respect to all Taxes of MTInc. and the MTInc. Companies, SUI and MTTFS shall each have exclusive authority with regard to all of its own Taxes, and (ii) Auto One, MTInc., SUI





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
and MTTFS shall be responsible for the correct and timely filing of, and shall be liable for the full and timely payment of, all such Taxes. If AMERISAFE, any AMERISAFE Subsidiary, or any Distributed Company should be determined to have been required to file any State Income Tax Return or other Tax Return computing the Taxes payable to the State or other Taxing Authority in respect of the operations or assets of more than one corporation based on so-called "combined or consolidated reporting" or apportionment of business income under the so-called "unitary business" concept, such company (the "Unitary Filing Company")shall be responsible for the correct and timely filing of any such Tax Returns, and shall be liable for the full and timely payment of all such Taxes (the "Unitary Taxes"); provided, however, that each other company whose operations or assets were required to have been included in such Tax Returns shall be liable for, and shall indemnify the Unitary Filing Company, for the Unitary Taxes properly allocable to its business operations or assets under applicable laws, rules, and regulations of the State or other relevant Taxing Authority.

                 (b) Controversies. Except as otherwise provided herein or as the parties may otherwise agree, Auto One, at its own expense, shall have exclusive authority to represent itself and the Auto One Companies before the IRS or any other taxing authority or any court regarding the Tax consequences of the operations and assets of Auto One and the Auto One Companies with respect to all Taxes covered by Section 2.2(a) above, MTInc., at





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
its own expense, shall have exclusive authority to represent itself and the MTInc. Companies before the IRS or any other Taxing Authority or any court regarding the Tax consequences of such companies with respect to all Taxes covered by Section 2.2(a) above, and each of SUI and MTTFS, at its own expense, shall have exclusive authority to represent itself before the IRS or any other Taxing Authority or any court regarding the Tax consequences of its operations and assets with respect to all Taxes covered by Section 2.2(a) above.

                 (c) Auto One, MTInc., SUI and MTTFS, as the case may be, shall timely notify AMERISAFE of any correspondence and Tax controversies with any Taxing Authority relating to adjustments or items that may affect AMERISAFE's Tax liability or Tax treatment of related items in subsequent Periods ("Related Adjustments"), and shall promptly provide AMERISAFE with copies of all such correspondence. Subject to the exclusive authority of Auto One, MTInc., SUI and MTTFS, as the case may be, as provided for herein, AMERISAFE shall have the right to consult with Auto One, MTInc., SUI and MTTFS, as the case may be, with respect to the handling of any such controversies concerning Related Adjustments, and Auto One, MTInc., SUI and MTTFS, as the case may be, shall not settle any Related Adjustment without first obtaining AMERISAFE's written consent, which consent shall not be unreasonably withheld.





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                                  ARTICLE III



              COMPUTATIONS AND PAYMENTS OF TAXES; INDEMNIFICATIONS


                 3.1      Consolidated Income Taxes.

                 (a) Initial Computation. For each Period, including any Short Period, for which any Distributed Company is included in a Consolidated Income Tax Return of Parent's Group, the Tax liability of each such corporation shall be calculated in accordance with Regulations Section 1.1552-1(a)(1) and, using a percentage of 100%, Regulations 1.1502-33(d)(3); provided that a different allocation is not required by law or any successor Regulation. See Example (2) of Regulations Section 1.1502-33(d)(6). Any resulting positive amount (i.e., an amount owed by a Distributed Company) is hereinafter referred to as an "AMERISAFE Receivable." Any resulting negative amount (i.e., an amount owed to a Distributed Company) is hereinafter referred to as an "AMERISAFE Payable." The AMERISAFE Receivables and the AMERISAFE Payables for Auto One and each Auto One Company for each such Period shall be aggregated, and the resulting number, positive (i.e., AMERISAFE Receivables exceed AMERISAFE Payables) or negative (i.e., AMERISAFE Payables exceed AMERISAFE Receivables), is hereinafter referred to as the "Aggregate." If the Aggregate is a positive number, Auto One shall pay the Aggregate to AMERISAFE to the extent not previously paid by Auto One or an Auto One Company. If the Aggregate is a negative number, AMERISAFE shall pay the Aggregate to Auto One to the extent not





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previously paid to Auto One or an Auto One Company.  The same procedures shall be followed with respect to MTInc. and the MTInc. Companies, and, separately, with respect to each of SUI and MTTFS.

                 (b) Subsequent Adjustments; Indemnifications. AMERISAFE shall be responsible and liable and shall indemnify the Distributed Companies for any and all increases in Consolidated Income Taxes, and shall be entitled to any refund of any and all decreases in Consolidated Income Taxes which may be determined pursuant to a Final Determination and which are allocable to AMERISAFE or any AMERISAFE Subsidiary for all Periods ending before the Distribution Date and for any Period which includes the Short Period. Auto One, MTInc., SUI and MTTFS shall be responsible and liable, and shall indemnify AMERISAFE and the AMERISAFE Subsidiaries, for any and all increases (including any increase arising from a loss of foreign Tax credits due to any reduction in foreign Taxes of Distributed Companies), and shall be entitled to any refunds, of Consolidated Income Taxes which are allocable to the Distributed Companies for all Periods ending before the Distribution Date and for any Period which includes the Short Period. For purposes of determining the amount of any Consolidated Income Tax increases or refunds that are allocable to Distributed Companies, on the one hand, or to AMERISAFE or any AMERISAFE Subsidiary, on the other hand, the amounts computed under Section 3.1(a) above shall be recomputed to take into account all adjustments made in accordance with the Final





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Determination.  Auto One, MTInc., SUI, and MTTFS shall also be responsible and liable and shall indemnify AMERISAFE and the AMERISAFE Subsidiaries for any and all interest, additions to Tax, and penalties with respect to any and all increases which are allocable to the Distributed Companies, respectively.

                 3.2 All Other Taxes. Auto One, MTInc., SUI and MTTFS shall be responsible and liable for, and shall indemnify and hold AMERISAFE and the AMERISAFE Subsidiaries harmless from, any increases in, and shall be entitled to any refund resulting from any decreases in, any and all Taxes of Auto One or any Auto One Company, of MTInc. or any MTInc. Company, or of SUI or MTTFS, respectively, described in Section 2.2(a) above.

                 3.3      Time of Payment.  Any amounts to be paid pursuant to
Section 3.1(a) above shall be paid and made current not less than 5 days before the applicable Tax Return is due. Amounts owed by either party hereto in respect of Tax refunds received by such party to which the other party is entitled hereunder shall be paid by the party receiving the refund to the other party within 5 days after the receipt or credit of such refund, and amounts owed by either party hereto in respect of Tax increases (including any Tax increases under Section 3.1(b) or 3.2 above, or Section 5.2 below) shall be paid by such party to the other party within 30 days after the Final Determination with respect thereto.

                 3.4 Certain Disputes Regarding Tax Liabilities. In the event of a dispute regarding the allocation of Tax liability





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pursuant to Section 3.1, AMERISAFE and the Distributed Companies shall employ
(and equally share the expense of) a nationally recognized public accounting firm to determine the proper allocation of such liability. Any determination of any such liability or payment by such accounting firm shall be made in accordance with AMERISAFE's allocation of relevant Tax liabilities in prior years.



                                   ARTICLE IV


                           COOPERATION BY THE PARTIES


                 4.1 Record Retention. AMERISAFE, Auto One, MTInc., SUI and MTTFS agree that all Tax records within the possession of any of them shall be retained until the later of (y) the expiration of the applicable statute of limitations (giving effect to any extension, waiver, or mitigation thereof) and
(z) in the event any claim has been made under this Agreement for which such information is relevant, until a Final Determination with respect to such claim.

                 4.2      Cooperation re Tax Return Filings and Controversies.

                 (a) In General. Each party hereto agrees that it will cooperate with the others, and their representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of, and (ii) any administrative or judicial proceeding involving, any Tax Return filed or required to be filed hereunder





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by AMERISAFE or its delegee which includes any Distributed Company.  Such cooperation shall include, but not be limited to, (i) the execution and delivery to AMERISAFE or its delegee by any of the Distributed Companies, as applicable, of any power of attorney required to allow AMERISAFE and its counsel to represent such Distributed Company in any controversy which AMERISAFE shall have the right to control pursuant to Section 2.1(b) above,
(ii) making available to the other party, during normal business hours, all books, records (including but not limited to work papers and schedules), information, officers, and employees (without substantial interruption of employment) reasonably requested and necessary or useful in connection with any Tax inquiry, audit, investigation, dispute, litigation, or other matter, and
(iii) the use of the parties' reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Notwithstanding the foregoing, neither party shall be required to furnish to the other any federal Income Tax Returns or drafts thereof (except as otherwise expressly provided herein or as is reasonably necessary to implement the provisions of Section 5.2 below), for any Period, except that AMERISAFE or its delegee shall furnish to Auto One, MTInc., SUI and MTTFS the portions of such Tax Returns reporting the operations of Auto One and/or any Auto One Company, of MTInc. and/or any MTInc. Company, of SUI, and/or of MTTFS, as applicable, and the related portions of all reports relating to the examination by the IRS or any





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other governmental agency or taxing authority of such Tax Returns.

                 (b) Draft Consolidated Income Tax Return. In furtherance of Section 2.1(a) above, AMERISAFE shall prepare and, not less than 15 days before filing, furnish to Auto One, MTInc., SUI and MTTFS, as the case may be, draft federal income Tax Returns reporting the operations and assets of the Distributed Companies for any Short Period in 1996. Such draft Tax Returns shall be prepared in such a manner as to reasonably indicate how AMERISAFE calculated each such company's allocable share of the Consolidated Tax liability for such Short Period in accordance with Section 3.1(a) above.
Except as AMERISAFE may otherwise determine after consulting with Auto One, MTInc., SUI and MTTFS, as the case may be, all items of income, gain, deduction, loss, and credit of each Distributed Company shall be reported on a basis consistent with the reporting of such items (or substantially similar items) of such Distributed Company for prior Periods, unless applicable law or a change in factual circumstances requires otherwise.


                                   ARTICLE V


                                 MISCELLANEOUS


                 5.1 Prior Tax Sharing Agreements. This Agreement terminates and supersedes any and all other Tax sharing or Tax allocation agreements or practices in effect between AMERISAFE





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and/or any AMERISAFE Subsidiary, on the one hand, and any Distributed Company, on the other hand, regardless of the Period for which such Taxes are imposed.

                 5.2 Carrybacks. Deductions, losses, or credits of any Distributed Company arising in a Period in which the entity generating them is not included in a Consolidated Income Tax Return pursuant to Section 2.1(a) above may, under applicable law, be available for carryback to a Period in which the entity generating them was so included. To the extent applicable law allows such a carryback to be waived, Auto One, MTInc., SUI and/or MTTFS, as applicable, shall have the exclusive authority to determine whether or not to waive such carryback. To the extent the carryback is not waivable or not waived, AMERISAFE shall be entitled to the benefits of such carryback but shall pay to the applicable Distributed Company an amount equal to the net reduction in Taxes of AMERISAFE or any AMERISAFE Subsidiary attributable to such carryback. To the extent any such carryback causes AMERISAFE or any AMERISAFE Subsidiary to incur any additional Tax, Auto One, MTInc., SUI and/or MTTFS, as appropriate, shall pay to AMERISAFE an amount equal to such additional Tax. AMERISAFE shall cooperate, as is reasonably necessary, in the implementation of this Section 5.2.

                 5.3 Effectiveness of this Agreement; Survival of Obligations. This Agreement shall be effective only from and after the Distribution Date. With respect to any particular item of Tax liability, the covenants and obligations contained in this





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Agreement shall not terminate until a Final Determination as to such item and any payment required hereunder have been made.

                 5.4 Tax Indemnification. Auto One, MTInc., SUI and MTTFS, as the case may be, shall indemnify and hold harmless AMERISAFE and the AMERISAFE Subsidiaries from and against any liability, cost or expenses, including, without limitation, any fine, penalty, interest, charge or accountant's fee arising out of fraudulent or negligent information, workpapers, documents and other items prepared by Auto One, MTInc., SUI and MTTFS, as the case may be, or any of its subsidiaries, that are used in the preparation of any Tax Return or claim for refund filed by AMERISAFE and/or the Parent's Group for any period during which Auto One, MTInc., SUI and MTTFS, as the case may be, (or any of its subsidiaries) was or has been a member of the Parent's Group.

                 5.5      Breach.

                          (a)     AMERISAFE shall indemnify and hold harmless
Auto One, MTInc., SUI and MTTFS (and their subsidiaries), as the case may be, from and against any payment required to be made under this Agreement as a result of a breach by AMERISAFE or an AMERISAFE Subsidiary of any obligation under this Agreement.

                          (b)     Auto One, MTInc., SUI and MTTFS (and their
subsidiaries), as the case may be, shall indemnify and hold harmless AMERISAFE and the AMERISAFE Subsidiaries from and against any payment required to be made under this Agreement as a result of a breach by Auto One, MTInc., SUI and MTTFS (and their





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subsidiaries), as the case may be, of any obligation under this Agreement.

                 5.6 Complete Agreement. This Agreement and other agreements and documents referred to herein shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

                 5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                 5.8 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by courier or other express delivery that provides for independent delivery verification to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice or communication is delivered to the addressees at the address specified below:


                 (a)      If to AMERISAFE:

                                  if by hand:



                                  if by mail:





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

                 (b)      If to Auto One:

                                  if by hand:



                                  if by mail:


                 (c)      If to MTInc.:

                                  if by hand:


                                  if by mail:


                 (d)      If to SUI:

                                  if by hand:


                                  if by mail:


                 (e)      If to MTTFS:

                                  if by hand:


                                  if by mail:



                 5.9 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

                 5.10 Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and inure to the





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benefit of the parties and their respective successors and assigns; provided, however, that, except as specifically provided herein, no party may assign or delegate any of its rights or obligations under this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                 5.11 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their Subsidiaries and shall not be deemed to confer upon any third party any remedy, claim, liability, reimbursement, claim of action, or other right in excess of those existing without reference to this Agreement.

                 5.12 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 5.13 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                 AMERISAFE, Inc.



                 By:
                     -------------------------
                 Title:
                       -----------------------




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                 Auto One Acceptance Corporation



                 By:
                     -------------------------
                 Title:
                       -----------------------



                 M.T. & Co., Inc.



                 By:
                     -------------------------
                 Title:
                       -----------------------



                 Southern Underwriters, Inc.



                 By:
                     -------------------------
                 Title:
                       -----------------------



                 Morris, Temple & Trent Financial Services



                 By:
                     -------------------------
                 Title:
                       -----------------------





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